UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 2, 2018

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19514	73-1521290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3001 Quail Springs Parkway Oklahoma City, OK	73134
(Address of principal executive offices)	(Zip code)

(405) 252-4600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2018, Gulfport Energy Corporation (the “Company”) announced that it has appointed Donnie Moore as the Company’s Chief Operating Officer, effective January 8, 2018.

From 2007 until December 2017, Mr. Moore worked at Noble Energy, Inc. (“Noble”), where he most recently served as Vice President of Noble’s Texas operations for its Eagle Ford and Delaware Basin assets. Prior to that, Mr. Moore held various leadership roles at Noble including Vice President of the Marcellus Business Unit, Manager for Operations of the Wattenberg/DJ Business Unit, Manager of Operations for the Gunflint discovery in the Deepwater Gulf of Mexico and Development Manager for Noble’s Mid-Continent and Gulf Coast positions. From 1989 until 2007, Mr. Moore served in a variety of roles with ARCO Oil and Gas Company, Vastar Resources, Inc. and BP America. Mr. Moore holds a Bachelor of Science degree in Petroleum Engineering from Louisiana Tech University.

As the Company’s Chief Operating Officer, Mr. Moore will receive an annual base salary of $430,125 and will be eligible to receive a sign-on bonus of $250,000. Mr. Moore will also receive a restricted stock unit award (the “RSU Award”) in the amount of $1,200,000, which will vest in three approximately equal annual installments over a three-year period. In addition to the RSU Award, Mr. Moore will be entitled to receive future annual grants of restricted stock units (or other form of equity award with an equivalent value) with a grant date value of 350% of his annual base salary. Each such annual equity award will vest in three substantially equal annual installments commencing on the first anniversary of the grant date.

Under the terms of his employment with the Company, Mr. Moore will also be eligible to participate in the Company’s annual cash incentive program, which will provide an opportunity to receive an annual, calendar-year bonus (payable in a single lump sum) based on a target amount of 80% of his annual base salary and such performance goals and criteria determined in the discretion of the Board of Directors of the Company or the Compensation Committee of the Board of Directors. Mr. Moore will also be eligible to participate in any other benefit plans available to other similarly situated employees of the Company, subject to the terms and conditions of such plans. The Company will reimburse Mr. Moore for the cost of certain of his direct and incidental relocation expenses up to a maximum of $90,000 in the aggregate.

Mr. Moore is not related to Michael G. Moore, the Company’s Chief Executive Officer and President.

Item 7.01. Regulation FD Disclosure

On January 2, 2018, the Company issued a press release announcing the matters described in Item 5.02 above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Exhibit

99.1	Press release announcing the appointment of the Chief Operating Officer of Gulfport Energy Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFPORT ENERGY CORPORATION

Date: January 2, 2018	By:	/s/ Keri Crowell
Keri Crowell
Chief Financial Officer